2nd Quarter 2026 Results Investor Presentation

Cautionary Statements 1 This presentation contains forward-looking statements, as defined by federal securities laws, including, among other forward- looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this presentation are based on management’s opinions only as of the date hereof and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behaviors of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations and assumptions regarding credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeovers; the success and timing of our business strategies and plans; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and, except as required by law, the Company undertakes no obligation to update or revise forward-looking statements except as required by law.

Ameris Profile Investment Rationale • Top of peer financial results with culture of discipline – credit, liquidity, expense control, capital • Diversified and granular loan portfolio among geographies and product lines • Stable deposit base with 30.0% noninterest-bearing deposits • Experienced executive team with skills and leadership to continue to grow organically • Focus on shareholder value with 11% annualized tangible book value growth over the last five years Strong History of Earnings 2 Growth Focused $24.6 $25.1 $25.5 $26.1 $26.4 $41.32 $42.90 $44.18 $44.79 $45.10 $23.0 $23.5 $24.0 $24.5 $25.0 $25.5 $26.0 $26.5 $27.0 $40.00 $42.00 $44.00 $46.00 $48.00 2Q25 3Q25 4Q25 1Q26 2Q26 Earning Assets (Billions) Tangible Book Value per Share 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 111 $1.59 $1.52 $1.59 $1.63 $1.60 1.64% 1.53% 1.58% 1.62% 1.53% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 2Q25 3Q25 4Q25 1Q26 2Q26 Adjusted Diluted EPS Adjusted ROA

Southeast Scarcity Value 3 1 – Census data obtained from S&P Global Market Intelligence 2 – Historical and projected population change from S&P Capital and Claritas Grey areas represent MSAs in the top 25% of projected population growth where Ameris has branches. (2) Top Southeast Market Share • Scarcity value in strong Southeast markets projected to grow faster than the national average(1) • #1 deposit market share in Atlanta for banks under $50 billion in assets • #2 deposit market share in Jacksonville for banks under $50 billion in assets • #1 deposit market share in Savannah for banks under $50 billion in assets • Increasing deposit market share by 1% in Atlanta, Jacksonville and Savannah (our top three markets) would be $3.7 billion of additional deposits Population Growth in Our Markets Outpaces National Average Deposit market share according to the FDIC's Summary of Deposits as of June 30, 2025.

50.4% Adjusted Efficiency Ratio(1) 1.9x National Growth Markets(3) 1.62% Allowance for Credit Losses 12.8% CET1 Ratio(2) 11% 5-yr TBV(1) CAGR 14.1% Adjusted ROTCE(1) 21% Adjusted Fees to Revenue(1) Disciplined and Focused Mgmt Team 11.0% TCE/TA Ratio(1) 30.0% NIB Deposits 3.88% Net Interest Margin 1.53% Adjusted ROA(1) 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 2 – Regulatory capital ratios are estimated for most recent period end 3 – Ameris Southeast Markets projected to grow approximately 1.9x the national average over the next five years per census data obtained from S&P Global Market Intelligence4 Why Ameris? Leading Industry Performance

26.45 27.46 26.26 26.84 27.89 28.62 29.92 30.79 31.42 32.38 33.64 34.52 35.79 37.51 38.59 39.78 41.32 42.90 44.18 44.79 45.10 $0.00 $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Tangible Book Value/Share Delivering Shareholder Value Tangible Book Value Growth 5 • Management remains focused on growing shareholder value • Over the past five years, TBV(1) has grown by 11% annualized • TBV(1) increased $0.31 per share in 2Q26: • $0.56 from retained earnings • ($0.13) from share repurchases • ($0.23) from impact of AOCI • $0.11 from all other 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

1 – 2Q26 growth percentages are compared to prior year period; net charge offs are annualized 2 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix 3 – Regulatory capital ratios are estimated for most recent period end6 History of Consistent Performance 5 Year Performance Metrics 2021-2025 (5 Year) YTD 2021 2022 2023 2024 2025 Average 2Q26 (1) ROA 1.73% 1.47% 1.06% 1.38% 1.54% 1.43% 1.17% Adjusted ROA(2) 1.66% 1.35% 1.11% 1.30% 1.53% 1.39% 1.57% ROTCE(2) 20.6% 17.8% 12.2% 14.4% 14.5% 15.9% 10.7% Adjusted ROTCE(2) 19.9% 16.4% 12.8% 13.6% 14.4% 15.4% 14.4% Net Interest Margin 3.32% 3.76% 3.61% 3.56% 3.79% 3.61% 3.88% Net Interest Income Growth 2.8% 22.2% 4.2% 1.7% 10.3% 8.3% 9.5% Efficiency Ratio 54.9% 51.7% 53.7% 53.2% 50.0% 52.7% 62.4% Adjusted Efficiency Ratio(2) 55.3% 52.7% 52.8% 54.1% 50.1% 53.0% 50.2% Fees/Revenue 35.8% 26.2% 22.5% 25.7% 22.4% 26.5% 22.4% NIB Deposits/Total Deposits 39.5% 40.7% 31.3% 29.9% 28.7% 34.1% 30.0% CET1 Ratio(3) 10.5% 9.9% 11.2% 12.7% 13.2% 11.5% 12.8% TCE Ratio(2) 8.0% 8.7% 9.6% 10.6% 11.4% 9.7% 11.0% CRE Concentration 291% 292% 282% 268% 262% 279% 261% Allowance for Credit Losses/Total Loans 1.06% 1.04% 1.52% 1.63% 1.62% 1.37% 1.62% Net Charge Offs/Total Loans 0.04% 0.08% 0.25% 0.19% 0.18% 0.15% 0.21%

2Q 2026 Operating Highlights 7 • Net income of $51.4 million, or $0.77 per diluted share • Adjusted net income(1) of $107.3 million, or $1.60 per diluted share • Return on average assets (ROA) of 0.73%, or adjusted ROA(1) of 1.53% • Return on average tangible common equity(1) (ROTCE) of 6.75%, or adjusted ROTCE(1) of 14.08% • Revenue growth of 14.9% annualized, or adjusted revenue growth of 4.4%(1) • Stable net interest margin (TE) of 3.88% • Efficiency ratio of 74.45% with adjusted efficiency ratio(1) lower at 50.42% • Growth in average earning assets of $544.6 million, or 8.5% annualized • Loan growth of $349.9 million, or 6.4% annualized • Noninterest-bearing deposit mix improvement to 30.0% of total deposits • Annualized net charge-off decline to 0.20% of average total loans • Tangible book value(1) growth of $0.31 per share, or 2.8% annualized, to $45.10 at June 30, 2026 • Share repurchases totaling $19.0 million, or 226,600 shares, during the quarter 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix

Financial Highlights 8 1 – Considered Non-GAAP measures – See reconciliation of GAAP to Non-GAAP measures in Appendix (dollars in thousands, except per share data) 2Q26 1Q26 Change 2Q25 Change 2026 2025 Change Net Income $ 51,446 $ 110,492 -53% $ 109,834 -53% $ 161,938 $ 197,769 -18% Adjusted Net Income(1) $ 107,309 $ 110,492 -3% $ 109,461 -2% $ 217,801 $ 197,470 10% Net Income Per Diluted Share $ 0.77 $ 1.63 -53% $ 1.60 -52% $ 2.40 $ 2.87 -16% Adjusted Net Income Per Share(1) $ 1.60 $ 1.63 -2% $ 1.59 1% $ 3.23 $ 2.87 13% Return on Assets 0.73% 1.62% -55% 1.65% -56% 1.17% 1.51% -22% Adjusted Return on Assets(1) 1.53% 1.62% -6% 1.64% -7% 1.57% 1.50% 5% Return on Equity 5.00% 10.91% -54% 11.40% -56% 7.94% 10.41% -24% Return on TCE(1) 6.75% 14.75% -54% 15.82% -57% 10.71% 14.50% -26% Adjusted Return on TCE(1) 14.08% 14.75% -5% 15.77% -11% 14.41% 14.48% -1% Efficiency Ratio 74.45% 49.97% 49% 51.63% 44% 62.43% 52.22% 20% Adjusted Efficiency Ratio(1) 50.42% 49.97% 1% 51.74% -3% 50.19% 52.25% -4% Net Interest Margin 3.88% 3.88% 0% 3.77% 3% 3.88% 3.75% 3% Quarter to Date Results Year To Date Results

Strong Net Interest Margin 9 • Net interest margin stable at 3.88% in the second quarter of 2026 • Average earning assets increased 8.5% annualized • Net interest income (TE) up $8.0 million in 2Q26 • Interest income (TE) increased $13.8 million • Interest expense increased $5.8 million Spread Income and Margin Interest Rate Sensitivity • Asset sensitivity continues near neutrality in preparation for further potential FOMC rate changes: • -1.1% asset sensitivity in -100bps • -0.6% asset sensitivity in -50bps • +0.7% asset sensitivity in +50bps • +1.5% asset sensitivity in +100bps • Approximately $13.4 billion of total loans reprice within one year through either maturities or floating rate indices $232.7 $238.9 $246.3 $245.4 $253.4 3.77% 3.80% 3.85% 3.88% 3.88% 3.50% 3.60% 3.70% 3.80% 3.90% 4.00% 4.10% $200.0 $210.0 $220.0 $230.0 $240.0 $250.0 $260.0 2Q25 3Q25 4Q25 1Q26 2Q26 Net Interest Income (TE) (in millions) NIM 0.04% -0.04% 3.88% 3.88% 3.50% 3.55% 3.60% 3.65% 3.70% 3.75% 3.80% 3.85% 3.90% 3.95% 1Q26 Margin Higher Asset Yields Higher Funding Costs 2Q26 Margin 2Q26 Margin Attribution

Diversified Revenue Stream 10 • Strong revenue base of net interest income from core banking division and lines of business • Additional noninterest revenue provided by our diversified lines of business Noninterest Income • Noninterest income increased $3.6 million in the second quarter • Gain on securities of $7.4 million, primarily from conversion of VISA Class B stock • Mortgage revenue decreased $4.5 million • Service charges increased $365,000 Strong Revenue Stream 77% 76% 80% 78% 80% 13% 13% 10% 12% 10% 10% 11% 10% 10% 10% $301.7 $315.2 $308.1 $315.3 $315.9 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2Q25 3Q25 4Q25 1Q26 2Q26 Revenue Sources (Tax-Equivalent) (in millions) Net Interest Income (TE) Mortgage Banking Activity All Other Noninterest Income Service Charges on  Deposit Accounts 29% Equipment  Finance Activity 18%BOLI Income 10% Gain on Securities  15% Other 28% All Other Noninterest Income

Disciplined Expense Control Noninterest Expense and Efficiency Ratio Expense Highlights 11 • Management continues to deliver high performing operating efficiency • Positive operating leverage allowed adjusted revenue to increase $17.4 million, or 5.8%, while expenses only increased $4.8 million, or 3.1%, when compared with 2Q25 • Adjusted efficiency ratio of 50.42% in 2Q26 • Improvement compared with 51.74% in 2Q25 • Adjusted total expenses increased $3.1 million in 2Q26 compared with 1Q26 primarily due to increased legal expenses and charitable donations $112.0 $114.3 $104.6 $116.4 $121.0 $43.4 $40.6 $39.7 $40.7 $39.2 20.0 40.0 60.0 80.0 100.0 120.0 140.0 160.0 180.0 2Q25 3Q25 4Q25 1Q26 2Q26 Adjusted Operating Expenses (in millions) Banking LOBs 51.74% 49.62% 46.68% 49.97% 50.42% 40.00% 45.00% 50.00% 55.00% 60.00% 65.00% 2Q25 3Q25 4Q25 1Q26 2Q26 Adjusted Efficiency Ratio

Granular Core Deposit Base 12 Deposits by Product Type • Average deposits increased $243.4 million, or 4.4% annualized, in 2Q26 • Total deposits decreased $49.2 million, or 0.9% annualized, at June 30 due to quarter-end customer activity • Non-brokered, non-public fund deposits decreased $112.2 million • Seasonal outflows of public funds totaled $111.0 million • Brokered CDs increased $174.0 million, and represent only 6.7% of total deposits • Noninterest-bearing deposits increased $33.9 million; NIB to total deposit ratio of 30.0% • Granular deposit base with $45,949 average account size over 491,000 accounts 2Q26 Highlights Deposits by Customer  Deposit Type   Balance (in 000s)  % of Total Count Average per account NIB 6,782,882$       30.0% 317,782   21,344$                NOW 4,246,796         18.8% 41,050     103,454                Checking (NIB/NOW) 11,029,678       48.8% 358,832   30,738                  MMDA 7,025,002         31.1% 33,318     210,847                Savings 767,595             3.4% 62,267     12,327                  CD 3,765,298         16.7% 37,158     101,332                Total 22,587,573$     100% 491,575   45,949$                Consumer 33% Commercial 44% Public 16% Brokered 7% 2Q26

Capital Strength 13 • TCE ratio of 11.0% and CET1 ratio of 12.8% are strong and above peer levels • Minimal impact from unrealized gains/losses, as the AFS bond portfolio has unrealized losses of $18.8 million • Earnings expected to add between 25 - 35 basis points to capital each quarter assuming flat balance sheet • As of June 30, 2026, capital components included only common equity and approximately $135.3 million of trust preferred debt • Board authorized $200 million share repurchase program in October 2025, of which $65.4 million remains as of June 30, 2026 • Repurchased $19.0 million of common shares during 2Q26 and $93.8 million year to date • Repurchases represented approximately 0.3% of shares outstanding in 2Q26 and 1.7% year to date Capital ratios are estimated for most recent period end Strong Capital Base Capital Highlights 11.1% 11.4% 11.4% 11.4% 11.5% 13.0% 13.2% 13.2% 13.0% 12.8% 15.4% 15.1% 15.0% 14.8% 14.7% 2Q25 3Q25 4Q25 1Q26 2Q26 Leverage Ratio CET1/Tier 1 Capital Ratio Total Capital Ratio

Loan Diversification and Credit Quality

Diversified Loan Portfolio 2Q26 Loan Portfolio 15 • Loan portfolio is well diversified across loan types and geographies and managed by a seasoned credit staff • Asset quality metrics remain stable • CRE and C&D concentrations were 261% and 49%, respectively, compared with 265% and 46%, respectively, at 1Q26 • Allowance for Credit Losses (ACL) on loans is 1.62% of total loans • Limited exposure to non-mortgage consumer loans and HELOCs • Exposure to non-mortgage NDFI is less than 1% of loans and all loans are current and pass graded • Exposure to technology related companies represents less than 0.10% of loans Portfolio Highlights Agriculture 1% C&I 28% Municipal 2% Consumer 1% Investor CRE 23% OO CRE 8% Construction 8% Multi-Family 9% HELOC 2% SFR Mortgage 18% $22.2 Billion

Loan Balance Changes 2Q26 Loan Balance Changes 16 • Loan balances increased $349.9 million, or 6.4% annualized during 2Q26 • 2Q26 production remained strong at $2.4 billion, building upon the strong $2.2 billion in 1Q26 • Represents a 24% increase from $1.9 billion in 2Q25 • C&I growth was spread among premium finance, mortgage warehouse and equipment finance, reflecting the diversification in our C&I portfolio (in millions) Growth Highlights $328 $139 $48 $12 $(7) $(63) $(107) $(150) $(100) $(50) $- $50 $100 $150 $200 $250 $300 $350 C&I Construction OO CRE RE - RES Other Multi-Family Investor CRE

Allowance for Credit Losses 17 • The ACL on loans totaled $359.5 million, or 1.62%, at 2Q26 • During 2Q26, the Company recorded provision expense of $17.3 million • The June economic forecasts used in the ACL model evenly weighted the baseline and S2 adverse scenarios 2Q26 CECL Reserve Reserve Summary (in millions) (dollars in millions) 1.60% 1.60% 1.63% 1.67% 1.62% 1.62% 1.62% 1.62% 1.62% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $150 $175 $200 $225 $250 $275 $300 $325 $350 $375 $400 $425 $450 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 ACL - Loans ACL - Unfunded Commitments ACL on Loans / Total Loans 2Q26 Allowance Coverage Outstanding Balance ACL ACL % Gross Loans $22,177.9 $359.5 1.62% Unfunded Commitments $4,827.1 $53.4 1.11% Criticized ACL Coverage $201.6 178% Classified ACL Coverage $140.6 256% NPL ACL Coverage $95.2 378% Criticized, Classified and Nonperforming loan totals exclude GNMA-guaranteed loans

Asset Quality Trends 18 • NPAs, excluding GNMA mortgages, remain low at 0.35% of total assets • Net charge-offs totaled $11.1 million, or 0.20% annualized, in 2Q26 • The largest component of classified and nonperforming loans at 2Q26 was residential mortgages including government-guaranteed mortgages Credit Summary ($ in millions) 0.18% 0.14% 0.14% 0.26% 0.21% 0.20% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Net Charge-Offs Net Charge-offs NCO Ratio (Annualized) 0.38% 0.32% 0.33% 0.35% 0.33% 0.35% 0.44% 0.36% 0.40% 0.44% 0.45% 0.47% 0.73% 0.68% 0.67% 0.67% 0.67% 0.63% 1.09% 0.99% 0.85% 0.85% 0.89% 0.91% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 1.10% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Problem Loan Trends NPA x GNMA / Total Assets NPA / Total Assets Classified x GNMA / Total Loans Criticized x GNMA / Total Loans

Term Investor CRE • 30-89 days past due investor CRE loans were 0.01% and NPLs were 0.11% at 2Q26 • Reserve for term investor CRE is $111.7 million, or 1.55% • Investor CRE portfolio is well diversified with over 80% of CRE loans located in MSAs in Ameris’s footprint, which exhibit population growth forecasts exceeding the national average 19 Highlights (1) Results based on stabilized term loans, or 57% of total Investor CRE loans Investor CRE (dollars in Millions) Outstanding $7.22 B Unfunded $0.22 B Total Committed Exposure $7.44 B Average Loan Size $4.41 M Allowance Coverage 1.55% 30-89 DPD Ratio 0.01% NPL Ratio 0.11% Criticized Ratio 0.79% Criticized ACL Coverage 195% Average LTV (1) 57% Average DSC (1) 1.56 Atlanta GA $1,932 Other GA $491 FL $2,443 SC $1,036 NC $705 All Other $837 Investor CRE by Property Location Multi-Family $2,036 Office $1,170 Retail - Anchored $1,326 Retail - Non Anchored $1,065 Warehouse / Industrial $1,019 Hotel $425 All Other CRE $403 Investor CRE by Property Type Investor CRE 23% Multi 9%

Office Portfolio • There were no 30-89 days past due investor office loans and NPLs were 0.60% at 2Q26 • Our reserve for investor office is $48.3 million, or 3.95% 20 Highlights (1) Results based on stabilized term loans, or 84% of term office loans Investor Office (dollars in Millions) Construction $106.7 Investor CRE $1,114.5 Owner- Occupied $489.8 Total Office Portfolio by Loan Type Class A 51% Medical 18% Class B 30% Class C 1% Investor Office Portfolio by Property Class Outstanding $1.22 B Unfunded $0.08 B Total Committed Exposure $1.3 B Average Loan Size $3.52 M Allowance Coverage 3.95% 30-89 DPD Ratio 0.00% NPL Ratio 0.60% Criticized Ratio 2.55% Criticized ACL Coverage 155% Average LTV (1) 58% Average DSC (1) 1.58 Class A & Medical (1) 69%

Appendix

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	Quarter to Date			Year to Date	
	2Q26	1Q26	2Q25	2026	2025
Net Income	$ 51,446	$ 110,492	$ 109,834	$ 161,938	$ 197,769
Adjustment items					
Litigation Accrual	82,503	-	-	82,503	-
Loss on sale of MSR	-	-	(356)	-	(342)
Gain on securities	(7,392)	-	-	(7,392)	(40)
Gain on BOLI proceeds	(846)	-	-	(846)	(11)
FDIC special assessment	-	-	(138)	-	-
Tax effect of adjustment items	(18,402)	-	121	(18,402)	94
After tax adjustment items	55,863	-	(373)	55,863	(299)
Adjusted Net Income	$ 107,309	$ 110,492	$ 109,461	$ 217,801	$ 197,470
Weighted average number of shares - diluted	67,099,941	67,766,997	68,796,577	67,430,193	68,912,750
Net income per diluted share	$ 0.77	$ 1.63	$ 1.60	$ 2.40	$ 2.87
Adjusted net income per diluted share	$ 1.60	$ 1.63	$ 1.59	$ 3.23	$ 2.87
Average assets	28,210,184	27,672,313	26,757,322	27,946,326	26,494,831
Return on average assets	0.73%	1.62%	1.65%	1.17%	1.51%
Adjusted return on average assets	1.53%	1.62%	1.64%	1.57%	1.50%
Average common equity	4,122,923	4,107,670	3,865,031	4,115,344	3,831,775
Average tangible common equity	3,057,445	3,039,019	2,784,819	3,048,288	2,749,529
Return on average common equity	5.00%	10.91%	11.40%	7.94%	10.41%
Return on average tangible common equity	6.75%	14.75%	15.82%	10.71%	14.50%
Adjusted return on average tangible common equity	14.08%	14.75%	15.77%	14.41%	14.48%

22

23 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 2Q26 1Q26 4Q25 3Q25 2Q25 2026 2025 Adjusted Noninterest Expense Total noninterest expense 242,714$ 157,080$ 143,090$ 154,566$ 155,260$ 399,794$ 306,294$ Adjustment items: Litigation accrual (82,503) - - - - (82,503) - FDIC special assessment - - 1,136 318 138 - - Adjusted noninterest expense 160,211$ 157,080$ 144,226$ 154,884$ 155,398$ 317,291$ 306,294$ Adjusted Total Revenue Net interest income 252,484$ 244,436$ 245,307$ 237,964$ 231,813$ 496,920$ 453,652$ Noninterest income 73,532 69,920 61,827 76,274 68,911 143,452 132,934 Total revenue 326,016$ 314,356$ 307,134$ 314,238$ 300,724$ 640,372$ 586,586$ Adjustment items: Gain on securities (7,392) - (12) (1,581) - (7,392) (40) Gain on BOLI proceeds (846) - (220) (390) - (846) (11) (Gain) loss on sale of mortgage servicing rights - - 1,127 (125) (356) - (342) Servicing right impairment (recovery) - - 910 - - - - Adjusted total revenue 317,778$ 314,356$ 308,939$ 312,142$ 300,368$ 632,134$ 586,193$ Efficiency ratio 74.45% 49.97% 46.59% 49.19% 51.63% 62.43% 52.22% Adjusted efficiency ratio 50.42% 49.97% 46.68% 49.62% 51.74% 50.19% 52.25% Year to DateQuarter to Date

24 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 2Q26 1Q26 4Q25 3Q25 2Q25 Total shareholders' equity 4,090,577$ 4,082,127$ 4,076,028$ 4,016,701$ 3,917,678$ Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 48,317 51,430 54,824 58,703 62,582 Total tangible shareholders' equity 3,026,614$ 3,015,051$ 3,005,558$ 2,942,352$ 2,839,450$ Period end number of shares 67,106,587 67,320,298 68,022,316 68,587,742 68,711,043 Book value per share (period end) 60.96$ 60.64$ 59.92$ 58.56$ 57.02$ Tangible book value per share (period end) 45.10$ 44.79$ 44.18$ 42.90$ 41.32$ Total assets $ 28,488,843 $ 28,109,935 $ 27,515,879 $ 27,099,829 $ 26,680,153 Less: Goodwill 1,015,646 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 48,317 51,430 54,824 58,703 62,582 Total tangible assets 27,424,880$ 27,042,859$ 26,445,409$ 26,025,480$ 25,601,925$ Equity to Assets 14.36% 14.52% 14.81% 14.82% 14.68% Tangible Common Equity to Tangible Assets 11.04% 11.15% 11.37% 11.31% 11.09% Quarter to Date

25 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 2021 2022 2023 2024 2025 Total shareholders' equity 2,966,451$ 3,197,400$ 3,426,747$ 3,751,522$ 4,076,028$ Less: Goodwill 1,012,620 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 125,938 106,194 87,949 70,761 54,824 Total tangible shareholders' equity 1,827,893$ 2,075,560$ 2,323,152$ 2,665,115$ 3,005,558$ Total assets $ 23,858,321 $ 25,053,286 $ 25,203,699 $ 26,262,050 $ 27,515,879 Less: Goodwill 1,012,620 1,015,646 1,015,646 1,015,646 1,015,646 Other intangibles, net 125,938 106,194 87,949 70,761 54,824 Total tangible assets 22,719,763$ 23,931,446$ 24,100,104$ 25,175,643$ 26,445,409$ Equity to Assets 12.4% 12.8% 13.6% 14.3% 14.8% Tangible Common Equity to Tangible Assets 8.0% 8.7% 9.6% 10.6% 11.4%

Reconciliation of GAAP to Non-GAAP Measures

(dollars in thousands)	2021	2022	2023	2024	2025
Net Income	$ 376,913	$ 346,540	$ 269,105	$ 358,685	$ 412,154
Adjustment items					
Merger and conversion charges	4,206	1,212	-	-	-
(Gain) loss on sale of MSR	-	(1,356)	-	(10,494)	660
(Gain) loss on securities	(515)	(203)	304	(12,304)	(1,633)
Servicing right impairment (recovery)	(14,530)	(21,824)	-	-	910
Gain on BOLI proceeds	(603)	(55)	(486)	(1,464)	(621)
FDIC special assessment	-	-	11,566	1,455	(1,454)
Natural disaster expenses	-	151	-	550	-
Loss (gain) on bank premises	510	(45)	(1,903)	1,203	-
Tax effect of adjustment items	(2,696)	(5,640)	2,442	(4,800)	(372)
After tax adjustment items	(13,628)	(27,760)	11,923	(25,854)	(2,510)
Tax expense attributable to BOLI restructuring	-	-	-	5,093	-
Adjusted Net Income	$ 363,285	$ 318,780	$ 281,028	$ 337,924	$ 409,644
Average assets	21,847,731	23,644,754	25,404,873	26,036,681	26,842,018
Return on average assets	1.73%	1.47%	1.06%	1.38%	1.54%
Adjusted return on average assets	1.66%	1.35%	1.11%	1.30%	1.53%
Average common equity	2,827,669	3,083,081	3,313,361	3,583,390	3,918,733
Average tangible common equity	1,826,433	1,947,222	2,200,883	2,488,588	2,840,493
Return on average common equity	13.33%	11.24%	8.12%	10.01%	10.52%
Return on average tangible common equity	20.64%	17.80%	12.23%	14.41%	14.51%
Adjusted return on average tangible common equity	19.89%	16.37%	12.77%	13.58%	14.42%

26

27 Reconciliation of GAAP to Non-GAAP Measures (dollars in thousands) 2021 2022 2023 2024 2025 Adjusted Noninterest Expense Total noninterest expense 560,124$ 560,655$ 578,281$ 607,794$ 603,950$ Adjustment items: Merger and conversion charges (4,206) (1,212) - - - FDIC special assessment - - (11,566) (1,455) 1,454 Natural disaster expenses - (151) - (550) - Gain on sale of premises (510) 45 1,903 (1,203) - Adjusted noninterest expense 555,408$ 559,337$ 568,618$ 604,586$ 605,404$ Adjusted Total Revenue Net interest income 655,327$ 801,026$ 835,044$ 849,190$ 936,923$ Noninterest income 365,544 284,424 242,828 293,257 271,035 Total revenue 1,020,871$ 1,085,450$ 1,077,872$ 1,142,447$ 1,207,958$ Adjustment items: (Gain) loss on securities (515) (203) 304 (12,304) (1,633) Gain on BOLI proceeds (603) (55) (486) (1,464) (621) (Gain) loss on sale of mortgage servicing rights - (1,356) - (10,494) 660 Servicing right impairment (recovery) (14,530) (21,824) - - 910 Adjusted total revenue 1,005,223$ 1,062,012$ 1,077,690$ 1,118,185$ 1,207,274$ Efficiency ratio 54.87% 51.65% 53.65% 53.20% 50.00% Adjusted efficiency ratio 55.25% 52.67% 52.76% 54.07% 50.15%